Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Fortune Rise Acquisition Corporation (the “Company”) for the annual period ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ryan Spick, Principal Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 1, 2024

By:	/s/ Ryan Spick
Ryan Spick
Principal Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)